Exhibit 99.1

MEDIA CONTACTS:

Marci G. Maule

Coinstar, Inc.

(425) 943-8277

mmaule@coinstar.com

Lisa Howard

McDonald’s Corporation

630-623-5044

lisa.howard@mcd.com

FOR IMMEDIATE RELEASE

COINSTAR AND MCDONALD’S VENTURES TO DELIVER

MARKET-LEADING DVD RENTAL KIOSKS

Coinstar To Enter High Growth DVD Market With $20 Million

Redbox Investment

BELLEVUE, Wash. – Nov. 17, 2005 – Coinstar, Inc. (NASDAQ: CSTR) today announced an agreement with McDonald’s Ventures, LLC, a wholly-owned subsidiary of McDonald’s Corporation (NYSE: MCD), to invest in Redbox Automated Retail, LLC. Coinstar will invest $20 million in cash and will own a 47.3 percent share in Redbox. Redbox is the leading renter of DVDs through self-service kiosks with about 800 locations in the United States, including McDonald’s restaurants and supermarket locations. The Redbox business has been in operation since 2002 and currently is a majority-owned subsidiary of McDonald’s Ventures, LLC.

Redbox has more than three years of planning, customer testing, refinement and in-market operations experience. Redbox is capitalizing on the growth of the home video market that is expected to reach $42 billion by 2014 and the DVD self-service kiosk market segment with growth potential in excess of $3 billion by 2009.

Current U.S. locations where the Redbox service is available have delivered strong results with over three million DVDs rented over the last five months. Consumers have enthusiastically embraced the $1 per night price point, convenient return options and easy self-service operation of the kiosk.

“We are very excited about teaming up with McDonald’s Ventures on this business,” said Peter Rowan, vice president of new business innovation at Coinstar, Inc. “Redbox is a proven product that has already gained consumer and retailer acceptance in the United States. Further, Redbox is a great addition to our 4th Wall™ product portfolio that helps retailers increase traffic and profit at the front of their stores – with no labor or cost requirements.”

“Customers tell us they like having movies on our menu,” said Chris Catalano, chief investment officer of McDonald’s Ventures, LLC. “Partnering with Coinstar is an exciting next step that will enable the expansion of Redbox to more locations. Coinstar has had tremendous success building a complex network of self service kiosks. They understand the complexities and nuances of this business, and have excelled in delivering high profit per square foot services to retail customers.”

Today, Redbox is available in select McDonald’s restaurants and supermarkets across the country (a complete list of locations is available at www.redbox.com). Coinstar, Inc. will now serve as the exclusive sales agent for Redbox in the U.S. for supermarkets, mass merchandisers, drug stores and wholesale clubs.

Coinstar expects to invest $20 million in cash at the close of the transaction and another $12 million after one year if certain growth objectives are achieved. After the second year, Coinstar has a 12-month option to obtain additional shares acquiring a majority voting interest in the business. This transaction is expected to close in the next 30 days. Closing the transaction is contingent upon certain customary conditions including securing certain contractual consents.

Redbox Automated Retail, LLC, will continue to operate independently out of its headquarters in Oakbrook Terrace, Ill. The company will be managed by a four-person board of directors in which two positions will be appointed by Coinstar, Inc. and two will be appointed by McDonald’s Ventures, LLC.

Conference Call

Coinstar, Inc. announced that a conference call to discuss the proposed investment in Redbox Automated Retail, LLC will be broadcast live over the Internet today, Thursday, November 17, 2005, at 4:30 p.m. Eastern Time. The Webcast will be hosted at the “About Us – Investor Relations” section of Coinstar’s Web site at www.coinstar.com.

About Coinstar, Inc.

Coinstar, Inc. (Nasdaq: CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, and entertainment services. The company’s products and services can be found at more than 57,000 retail locations including supermarkets, drug stores, mass merchants, convenience stores, and restaurants. For more information, visit www.coinstar.com.

About McDonald’s Ventures, LLC

McDonald’s Ventures, LLC is a wholly-owned subsidiary of McDonald’s Corporation. McDonald’s Ventures manages the investments McDonald’s holds in future oriented growth initiatives including Chipotle, Boston Market, Redbox and Pret A Manger.

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This press release contains forward-looking statements relating to Coinstar, Inc.’s anticipated growth and future operating results that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Factors that could cause or contribute to such differences include, but are not limited to, the effect of the purchase of interest in Redbox Automated Retail, LLC, the ability to bring new and repeat customers to Coinstar® machines, the ability to obtain new agreements with potential retail partners for the installation of Coinstar units and the retention of the current agreements with our existing retail partners on terms that are not materially adverse to the company, additional potential competitors, legal or governmental regulatory action and uncertainties relating to the ultimate success of new business initiatives (including prepaid services), including but not limited to the ability to attract customers and reach agreements with retail and other partners. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the most recent reports filed with the Securities and Exchange Commission by Coinstar, Inc. These forward-looking statements reflect Coinstar, Inc.’s expectations as of November 17, 2005. Coinstar, Inc. undertakes no obligation to update the information provided herein.